Exhibit 99.6

NETWORK SERVICES AND SYSTEMS SEGMENT

REVENUE BY CUSTOMER GROUP

NDCHealth Corporation and Subsidiaries

(Continuing Operations)

(In Thousands)

	Fiscal 2004		Fiscal 2005			Q3/Q3 Y-Y % Change	Q2/Q3 Sequential % Change
	Qtr 3	Qtr 4	Qtr 1	Qtr 2	Qtr 3
	(As Restated)	(As Restated)	(As Restated)
Pharmacy	$38,625	$37,192	$33,982	$35,670	$36,416	-5.7%	2.1%
Hospital	13,653	14,603	13,852	13,371	13,686	0.2%	2.4%
Physician	12,529	6,092	6,268	8,011	10,765	-14.1%	34.4%
Other	3,425	3,386	3,474	3,302	3,139	-8.4%	-4.9%

Total	$68,232	$61,273	$57,576	$60,354	$64,006	-6.2%	6.1%